CONFIDENTIAL TREATMENT REQUESTED.  INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “[***]” AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Exhibit 99.10

FannieMae
3900 Wisconsin Avenue, NW
Washington, DC 20016-2892

October 9, 2013

Bank of America, N.A	Bank of America Corporation.
c/o Bank of America Corporation	4500 Park Granada
100 N. Tryon Street	Calabasas, CA 91302
Charlotte, NC 28255-0001
Attention: Jana Litsey
Legal Department – Deputy General Counsel

Mortgage Guaranty Insurance Corporation	Bartlit Beck Herman Palenchar & Scott LLP
250 East Kilbourn Avenue	Courthouse Place
Milwaukee, Wisconsin 53202	54 West Hubbard
Attention: Jeffrey H. Lane	Chicago, Illinois 60654
Executive Vice President and General Counsel	Attention: Jeffrey A. Hall

Re:  Confidential Settlement Agreement and Release dated as of April 19, 2013 among Mortgage Guaranty Insurance Corporation (“MGIC”), Bank of America, N.A. (as a successor to BAC Home Loans Servicing f/k/a Countrywide Home Loans Servicing LP (“Servicing”)) (“Bank of America”), on its own behalf and as successor in interest by de jure merger to Countrywide Bank FSB, formerly Treasury Bank (“Countrywide Bank”) and Countrywide Home Loans, Inc. (“CHL”), as amended by that certain Amendment to Confidential Settlement Agreement and Release dated September 24, 2013 (as amended, the “MGIC/BANA Settlement Agreement”)

Ladies and Gentlemen:

Reference is made to that certain Resolution Agreement among Fannie Mae, Bank of America and CHL dated as of January 6, 2013 (the “Resolution Agreement”).  Initially capitalized terms used in this letter without definition are defined in the Resolution Agreement.

Pursuant to Section 6(g) of the Resolution Agreement, the BANA Parties have requested Fannie Mae’s consent to the above-referenced MGIC/BANA Settlement Agreement.  MGIC has also requested Fannie Mae’s consent to the MGIC/BANA Settlement Agreement.  For purposes of this consent letter, the obligations of the BANA Parties and MGIC are several obligations, not joint and several obligations. Nothing herein shall affect or modify the BANA Parties’ and Fannie Mae’s rights and obligations under Section 6(g) of the Resolution Agreement.

1.	BANA Parties’ Obligations: The BANA Parties hereby represent, warrant and covenant to Fannie Mae as follows:

a.
To the best of the BANA Parties’ knowledge, the MGIC/BANA Settlement Agreement does not conflict with the terms of the Resolution Agreement. In the event of any conflict between the terms of the MGIC/BANA Settlement Agreement and the Resolution Agreement, the terms of the Resolution Agreement control with respect to the BANA Parties’ obligations to Fannie Mae with respect to MI Rescissions, MI Other Actions and MI Coverage.  For avoidance of doubt, the BANA Parties agree that the BANA Parties shall pay the required MI Coverage Payments to Fannie Mae no later than the dates such payments are required to be paid pursuant to the Resolution Agreement.

b.
[***] loans that are the subject of the MGIC/BANA Settlement Agreement were delivered to Fannie Mae and all such loans are “Class 1 GSE Loans” (as such term is defined in the MGIC/BANA Settlement Agreement).

c.
The BANA Parties shall provide Fannie Mae with written notice that the MGIC/BANA Settlement Agreement has been cancelled, modified, or terminated no later than two (2) Business Days after any such cancellation, modification or termination at the address for Fannie Mae specified in Paragraph 5 below (the “Fannie Mae Address”).

d.	[***]

2.	MGIC Obligations: MGIC hereby represents, warrants, and covenants to Fannie Mae as follows:

a.
The Covered Mortgages that are “Pending Rescission Loans” (as such term is defined in the MGIC/BANA Settlement Agreement) or are “Recently Rescinded Loans” (as such term is defined in the MGIC/BANA Settlement Agreement) are listed on Schedule 1 attached hereto.  The applicable “Settlement Period" (as such term is defined in the Master Policy) for each such Covered Mortgage listed on Schedule 1 shall commence [***].

b.	MGIC shall [***]

c.
After the Initial Implementation Date occurs, and until the last Claims on Covered Mortgages that are Class 1 GSE Loans owned by Fannie Mae have been resolved and no such remaining Covered Mortgage has mortgage insurance coverage in-force or coverage that was in force prior to default, MGIC will promptly provide to Fannie Mae at the Fannie Mae Address a copy of each written notification that MGIC provides to any BANA Party of MGIC’s determination of an Exclusion (as such term is defined in the MGIC/BANA Settlement Agreement) with respect to a Claim on each Covered Mortgage that is a Class 1 GSE Loan owned by Fannie Mae at the time of such written notification.

d.
MGIC shall provide Fannie Mae with written notice at the Fannie Mae Address that the MGIC/BANA Settlement Agreement has been cancelled, modified, or terminated no later than two (2) Business Days after any such cancellation, modification or termination.

e.	[***]

3.
Fannie Mae Consent:  In reliance on the foregoing representations, warranties and covenants of the BANA Parties and MGIC, Fannie Mae hereby consents to the MGIC/BANA Settlement Agreement (other than the provisions requiring the release by Fannie Mae of the BANA Parties and MGIC), subject to the following terms and conditions:

a.
In the event of any conflict between the terms of the Resolution Agreement and the MGIC/BANA Settlement Agreement, the terms of the Resolution Agreement control with respect to the BANA Parties’ obligations to Fannie Mae with respect to MI Rescissions, MI Other Actions and MI Coverage.

b.
Fannie Mae acknowledges and agrees that any payments received by Fannie Mae from MGIC, Bank of America and/or CHL with respect to mortgage insurance claims for any Covered Mortgages on the attached Schedule 1 and the related policies and certificates, shall be subject to Section 6(d) of the Resolution Agreement, and will be considered to apply to the BANA Parties’ (as that term is defined in the Resolution Agreement) obligations under Section 6 of the Resolution Agreement and MGIC’s obligations to Fannie Mae pursuant to the applicable MGIC master policies.

c.
If any of the representations and warranties set forth in Paragraphs 1 or 2 above is incorrect in any respect, or either the BANA Parties breach or MGIC breaches their respective obligations under this consent letter (each, a “Default”):

(1)	Fannie Mae may deliver written notice of such Default (a “Default Notice”) to the BANA Parties and MGIC pursuant to Paragraph 5 below;

(2)	Upon receipt of such notice, the BANA Parties and/or MGIC, as applicable, will have 30 days from the date of receipt of such Default Notice pursuant to Paragraph 5 below to cure such Default;

(3)
If such Default is not cured by the expiration of such 30-day cure period, Fannie Mae may elect, in its sole discretion, to withdraw its consent to the MGIC/BANA Settlement Agreement by providing the BANA Parties and MGIC written notice of its election to withdraw its consent (the “Revocation Notice”); and

(4)
Fannie Mae’s withdrawal of its consent shall be effective upon the date of receipt of the Revocation Notice pursuant to Paragraph 5.  For avoidance of doubt, Fannie Mae’s withdrawal of its consent pursuant to the Revocation Notice shall be applied prospectively from the date of its receipt, and shall have no retroactive effect with respect to the terms, conditions and implementation of the MGIC/BANA Settlement Agreement.

4.
Form of Consent.  Bank of America, CHL and MGIC hereby agree to waive the requirement in Section 4(a)(i)(A) of the MGIC/BANA Settlement Agreement that the form of Fannie Mae’s Required Consent shall be “substantially in the form of Exhibit E”, and that this letter will serve as a substitute for Exhibit E of the MGIC/BANA Settlement Agreement.

5.
Notices.  Any written notice required or arising under, or relating to, this consent letter shall be deemed to have been duly given when (i) delivered via email, (ii) received by United States registered or certified mail, return receipt requested, (iii) received by overnight express mail or other nationally recognized overnight or same-day delivery service, or (iv) delivered in person to the parties and their counsel at the following addresses:

With respect to MGIC:
Mortgage Guaranty Insurance Corporation
250 East Kilbourn Avenue
Milwaukee, Wisconsin 53202
Attention: Jeffrey H. Lane
Executive Vice President and General Counsel
Email:  jeff_lane@mgic.com

With a copy to:

Bartlit Beck Herman Palenchar & Scott LLP
Courthouse Place
54 West Hubbard
Chicago, Illinois  60654
Attention: Jeffrey A. Hall
Email: jeffrey.hall@bartlit-beck.com

With respect to Bank of America:

Bank of America
50 Rockefeller Plaza, 7th Floor
NY1-050-07-01
New York, NY 10020-1605
Attention: Christopher J. Garvey
Associate General Counsel – Litigation
 Email: christopher.garvey@bankofamerica.com

Bank of America, N.A.
4500 Park Granada
Calabasas, CA  91302
Attention:  Anthony T. Meola
Senior Vice President
Business Operations Exec.
Email:   tony.meola@bankofamerica.com

With a copy to:

Reed Smith LLP
355 So. Grand Avenue
 Los Angeles, CA 90071
Attention: David Halbreich
 Email: dhalbreich@reedsmith.com

With respect to CHL:

Countrywide Home Loans, Inc.
4500 Park Granada
 Calabasas, CA, 91302
Attention: Michael W. Schloessmann
President
 Email: michael.schloessmann@bankofamerica.com

With a copy to:

Reed Smith LLP
355 So. Grand Avenue
 Los Angeles, CA 90071

Attention: David Halbreich
 Email: dhalbreich@reedsmith.com

With respect to Fannie Mae:

Fannie Mae
1835 Market Street, Suite 2300
 Philadelphia, PA 19103
Attention: SVP & Chief Acquisition Officer
Email: zach.oppenheimer@fanniemae.com

With a copy to:

Fannie Mae
3900 Wisconsin Avenue NW
 Washington, DC 20016
Attention: Joseph Grassi, Deputy General Counsel & SVP
Email:  joseph_grassi@fanniemae.com

[Continued on next page]

If you are in agreement with the foregoing, please sign this letter in the space provided below.

FANNIE MAE

By:	/s/ Robert Schaefer
Name:	Robert Schaefer
Its:	Vice President

ACKNOWLEDGED AND AGREED

BANK OF AMERICA, N.A.

By:	/s/ John S. Cousins
Name:	John S. Cousins
Its:	Senior Vice President
Date:	10/9/13

COUNTRYWIDE HOME LOANS, INC.

By:	/s/ Michael Schloessmann
Name:	Michael Schloessmann
Its:	President
Date:	10/9/2013

MORTGAGE GUARANTY INSURANCE CORPORATION

By:	/s/ Patrick Sinks
Name:	Patrick Sinks
Its:	President and Chief Operating Officer
Date:	10/10/13

EXHIBIT A

Subsection 6(g)(2) of Resolution Agreement & Selected Definitions

Subsection 6(g)(2) - if the MI Company is in DPO Status, Fannie Mae will be paid and/or receive the following amounts:

(i)	an amount from the MI Company (the “Adjusted MI Payment Amount”) calculated as follows: ([***] MI Amount x (100%-RR%)) x PR% where

(1)	“RR%” means the MI Company’s negotiated rescission rate (expressed as a percentage) for loans sold to Fannie Mae for the applicable BANA Party(ies)

(2)	“PR%” means the MI Company’s cash percentage claims payment rate (i.e., 100% minus the DPO percentage)

(ii)	an [***] (the “[***]Payment Amount”) [***] calculated as follows: [***] MI Amount x RR%

(iii)	plus Fannie Mae is entitled to DPO from the MI Company in an amount equal to not less than the [***] MI Amount minus the sum of (i) the Adjusted MI Payment Amount and the (ii) [***] MI Payment Amount.

Any payments to be made by the MI Company shall be paid in accordance with the mortgage insurance policy.
The BANA Party shall not pay any fee to the MI Company in DPO Status as consideration for their agreement to stop issuing MI Rescissions.  Rather, in return for the MI Company ceasing to issue MI Rescissions, the MI Company will reduce the amount paid with respect to all future claims, before the application of any DPO, by the RR%.

Example 1:  Assume loan with a UPB of $100K; MI Coverage Amount of $20K; rescission rate of 15%; MI Company paying claims at a rate of 50%.  Fannie Mae would receive:

$ 8,500	From MI Company as Adjusted MI Payment Amount ($20K x (100%-15%))*50%)

[***]	[***] Payment Amount [***]
$  8,500                             DPO from the MI Company
(total of [***] and $8,500 DPO)

Absent the settlement, if there were 100 loans with a UPB of $100K each and MI Coverage Amount of $20K, Fannie Mae would have received:

[***]	[***]

[***]	[***]

$850,000                          DPO from the MI Company
Calculation results in Fannie Mae receiving [***] on each loan, resulting in [***]
“DPO Status” means if the MI Company is now, or in the future, reducing the percentage of claim amounts paid as a result of insolvency or financial hardship.

“MI Company” means a mortgage insurance company.

“MI Coverage” means insurance coverage provided by any mortgage guaranty or similar insurance policy related to a Covered Mortgage.

“MI Coverage Payment” means as applicable, the [***] MI Amount, the [***] MI Payment Amount, the Adjusted MI Payment Amount and/or the [***] Payment Amount to be paid in accordance with Section 6.